FOR IMMEDIATE RELEASE
MCF Corporation Announces Earnings for the First Quarter 2005

-- Despite a Difficult Market Environment, Revenue for the Quarter Reached Record Levels Increasing by 11% Year over Year --

San Francisco, CA - May 5, 2005 - MCF Corporation (AMEX: MEM), the parent company of Merriman Curhan Ford & Co., a securities broker-dealer and investment bank, today reported revenue of $12,473,000 for the first quarter of 2005 compared to $11,222,000 for the first quarter of 2004, representing an 11% increase. Net income for the first quarter 2005 was $648,000 or $0.01 per diluted share, a decrease from net income of $1,244,000, or $0.02 per diluted share, for the first quarter of 2004.

“Despite a tough quarter for the equity markets, we were able to increase our revenue by 11% compared to the first quarter of 2004,” stated Jon Merriman, chairman and chief executive officer of MCF Corporation. “I appreciate our team’s effort but we can and will do much better. Our increased revenue is reflective of growth we have been able to achieve in our core businesses. In particular, our investment banking activities increased by 44% compared to the first quarter last year. The challenging environment actually helped us hire and retain the most experienced people who will increase the quality of service to our corporate and institutional clients.

“During the quarter, we launched our Wealth Management business with the acquisition of Catalyst Financial Planning & Investment Management which manages over $100 million in assets,” Mr. Merriman continued. “Catalyst is our first step toward building a fee-based, recurring revenue business which will help offset the cyclicality of the investment banking and institutional sales and trading businesses. Moving into asset management should add stability to our earnings and ultimately increase shareholder value.”

John Hiestand, chief financial officer of MCF Corporation, stated, “Although our revenue growth was strong, our profitability was impacted by losses incurred on security positions held in connection with our proprietary trading and market making activities. The financial condition of the company continued to strengthen during the quarter with cash and marketable securities exceeding $21 million as of March 31, 2005.”

Highlights for Merriman Curhan Ford & Co. and MCF Corporation during the first quarter 2005 include:

•	The acquisition of Catalyst Financial Planning & Investment Management, which has over $100 million of assets under management and is MCF Corporation's first step in its wealth management strategy;

•
The hiring of John Twomey, formerly Credit Suisse First Boston’s head of OTC trading, as managing director and head of trading; Suzanne Skipper, formerly of Banc of America Securities, as managing director, equity capital markets; and Phil Henningsen, formerly of Schwab Capital Markets, as senior vice president, sales and trading;

•	Merriman Curhan Ford & Co. was involved in two underwritten public offerings totaling over $66 million in capital;

•
Merriman Curhan Ford & Co. was placement agent for six private equity transactions which raised approximately $184 million for its clients. The private equity raised by Merriman Curhan Ford & Co. during the first quarter 2005 increased 147% over the first quarter 2004;

•
Merriman Curhan Ford & Co. was ranked 2nd nationwide in terms of dollar amount raised of private investment in public equity (“PIPE”) transactions (based on PlacementTracker’s final numbers for the first quarter 2005);

•	Active institutional client accounts increased by 14% in the first quarter 2005 compared to the same period in 2004.

Conference Call for the First Quarter 2005 Results

In conjunction with this announcement, MCF Corporation will host a discussion of the Company’s first quarter 2005 results with investors and financial analysts on Thursday, May 5, 2005 at 1:30 PM (Pacific Time). Interested listeners and participants may access the live conference call by dialing (800) 811-7286 or may access the live Web broadcast at the Company’s Web site, www.merrimanco.com. An archived version of the discussion will be available on the Company’s Web site following the conclusion of the live conference call.

About MCF Corporation and Merriman Curhan Ford & Co.

MCF Corporation (AMEX: MEM) is a financial services holding company that provides investment research, capital markets services, asset management, wealth management, corporate and venture services, and investment banking through its operating subsidiaries, Merriman Curhan Ford & Co., MCF Asset Management, LLC, and MCF Wealth Management, LLC. MCF Asset Management, LLC and MCF Wealth Management, LLC are two recently formed businesses that are predicated on fee-based, recurring revenue models.

Merriman Curhan Ford & Co. is a securities broker-dealer and investment bank focused on fast-growing companies and growth-oriented institutional investors. It provides investment research, brokerage and trading services primarily to institutions, as well as advisory and investment banking services to corporate clients. Its mission is to become a leader in the researching, advising, financing and trading of fast-growing companies. Merriman Curhan Ford & Co. is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. and SIPC.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Annual Report on Form 10-K filed on February 15, 2005. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

* * *
At the Company:
John Hiestand
Chief Financial Officer
(415) 248-5640
jhiestand@merrimanco.com

MCF CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
	2005	2004
Revenue:
Commissions	$6,021,963	$5,906,064
Principal transactions	(373,142)	624,478
Investment banking	6,758,810	4,687,694
Other	65,485	4,040

Total revenue	12,473,116	11,222,276

Operating expenses:
Compensation and benefits	9,201,965	7,601,180
Brokerage and clearing fees	521,718	717,549
Professional services	271,426	254,498
Occupancy and equipment	349,959	152,271
Communications and technology	423,424	265,280
Depreciation and amortization	105,749	23,940
Other	723,116	518,035

Total operating expenses	11,597,357	9,532,753

Operating income	875,759	1,689,523
Interest income	74,827	10,022
Interest expense	(17,187)	(58,676)

Income before income taxes	933,399	1,640,869
Income tax expense	(284,974)	(396,448)

Net income	$648,425	$1,244,421

Earnings per share:
Basic	$0.01	$0.02
Diluted	$0.01	$0.02

Weighted average common shares outstanding:
Basic	65,508,467	54,758,184
Diluted	85,485,222	79,879,489

MCF CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)

	March 31, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$17,450,276	$17,459,113
Securities owned:
Marketable, at fair value	3,778,321	2,342,225
Not readily marketable, at estimated fair value	188,264	259,340
Restricted cash	625,000	625,000
Due from clearing broker	1,043,752	787,862
Accounts receivable, net	1,533,946	1,579,393
Equipment and fixtures, net	1,300,524	1,032,797
Intangible assets	404,855	—
Prepaid expenses and other assets	843,387	922,094

Total assets	$27,168,325	$25,007,824

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$592,576	$431,656
Commissions payable	4,074,728	2,840,239
Accrued liabilities	2,059,042	2,962,660
Due to clearing and other brokers	110,638	99,205
Securities sold, not yet purchased	10,278	—
Deferred revenue	42,909	—
Capital lease obligation	494,481	452,486
Convertible notes payable, net	168,989	166,404
Notes payable	1,299,270	1,321,324

Total liabilities	8,852,911	8,273,974

Commitments and contingencies

Stockholders’ equity:
Preferred stock, Series A—$0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2005 and December 31, 2004, respectively; aggregate liquidation preference of $0.	—	—
Preferred stock, Series B—$0.0001 par value; 12,500,000 shares authorized; 8,750,000 shares issued and 0 shares outstanding as of March 31, 2005 and December 31, 2004; aggregate liquidation preference of $0	—	—
Preferred stock, Series C—$0.0001 par value; 14,200,000 shares authorized; 11,800,000 shares issued and 0 shares outstanding as of March 31, 2005 and December 31, 2004; aggregate liquidation preference of $0	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized; 70,513,618 and 68,648,627 shares issued and outstanding as of March 31, 2005 and December 31, 2004, respectively	7,051	6,865
Additional paid-in capital	111,215,427	108,558,892
Deferred compensation	(4,887,458)	(3,163,876)
Accumulated deficit	(88,019,606)	(88,668,031)

Total stockholders’ equity	18,315,414	16,733,850

Total liabilities and stockholders’ equity	$27,168,325	$25,077,824